Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statements No. 333-50130 and 333-128512 on Form S-8 of our report dated December 16, 2004, relating to the financial statements of Key Technology, Inc. for the year ended September 30, 2004, appearing in the Annual Report on Form 10-K of Key Technology, Inc. for the year ended September 30, 2006, and to the reference to us under the heading “Experts” in the Prospectus, which is part of such Registration Statement.

/S/ DELOITTE & TOUCHE LLP

Portland, Oregon
September 7, 2007